UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2019

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10628 Science Center Drive, Suite 100 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RGLS	The Nasdaq Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement of Common Stock, Non-Voting Preferred Stock and Warrants

On May 3, 2019, Regulus Therapeutics Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and other accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue shares of the Company’s common stock (“Common Stock”), shares of newly designated non-voting convertible preferred stock of the Company, and warrants to purchase Common Stock, in up to two closings, in a private placement transaction (the “Private Placement”).

At an initial closing under the Purchase Agreement that occurred on May 7, 2019 (the “Initial Closing”), the Company sold and issued to the Purchasers (i) 9,730,534 shares of Common Stock and accompanying warrants to purchase up to an aggregate of 9,730,534 shares of Common Stock at a combined purchase price of $1.205 per share, and (ii) 415,898 shares of non-voting Class A-1 convertible preferred stock, in lieu of shares of Common Stock, at a price of $10.80 per share, and accompanying warrants to purchase an aggregate of 4,158,980 shares of Common Stock at a price of $0.125 for each share of Common Stock underlying such warrants. Total gross proceeds from the Initial Closing were approximately $16.7 million, which does not include any proceeds that may be received upon exercise of the warrants. Each share of non-voting Class A-1 convertible preferred stock is convertible into 10 shares of Common Stock, subject to certain beneficial ownership conversion limitations. The warrants will be exercisable for a period of five years following the date of issuance and will have an exercise price of $1.08 per share, subject to proportional adjustments in the event of stock splits or combinations or similar events. The warrants are exercisable on a net exercise “cashless” basis.

Pursuant to the Purchase Agreement, in the event the Company’s Board of Directors unanimously resolves to recommence the Company’s Phase 1 multiple ascending dose clinical trial of the Company’s RGLS4326 product candidate for the treatment of autosomal dominant polycystic kidney disease (ADPKD) (the “Phase 1 Trial”) based on correspondence from the U.S. Food & Drug Administration’s Division of Cardiovascular and Renal Products, and thereafter but on or before December 31, 2019 the Company makes a public announcement of its plan to recommence the Phase 1 Trial (the “Public Announcement”), the Company has agreed to sell and the Purchasers have agreed to purchase, at a second closing under the Purchase Agreement (“Milestone Closing”), shares of non-voting convertible preferred stock of the Company and accompanying warrants to purchase shares of Common Stock (collectively, “Milestone Securities”) having an aggregate purchase price of approximately $25.1 million, excluding the exercise price of the warrants. The additional shares of non-voting convertible preferred stock will each be convertible into 10 shares of Common Stock, subject to certain beneficial ownership conversion limitations. In the event the volume-weighted average price per share of Common Stock on the Nasdaq Stock Market (“VWAP”) during the five full trading days following the Public Announcement is at least $1.08, the non-voting convertible preferred stock to be sold the Milestone Closing will be Class A-1 convertible preferred stock and will be sold at a price of $10.80 per share. In the event the VWAP during the five full trading days following the Public Announcement is less than $1.08, the sale and issuance of the Milestone Securities will be subject to stockholder approval under Nasdaq Listing Rule 5635 (“Stockholder Approval”), which must be obtained no later than March 31, 2020 (provided the Company shall use its best efforts to obtain the Stockholder Approval by no later than 45 days following the Public Announcement), and the non-voting preferred stock to be sold in the Milestone Closing will be newly designated Class A-2 convertible preferred stock and will have a purchase price equal to the “Alternative Milestone Price” as defined under the Purchase Agreement. The Alternative Milestone Price per share of Class A-2 convertible preferred stock will, (a) if the Stockholder Approval is obtained prior to the Public Announcement, 10 multiplied by the VWAP over the five full trading days immediately following the Public Announcement or (b) if the Stockholder Approval is obtained after the Public Announcement, the price that is the lower of (i) 10 multiplied by the VWAP over the five full trading days immediately following the Public Announcement and (ii) 10 multiplied by the VWAP over the five full trading days immediately following the date on which the Stockholder Approval is obtained. In the event the relevant VWAP used for the Alternative Minimum Price is less than $0.50 per share, the Milestone Closing will not occur. The accompanying warrants will be sold at a price of $0.125 for each share of Common Stock underlying the warrants, will have an exercise price equal to 100% of the purchase price of the non-voting convertible preferred stock sold in the Milestone Closing (priced on an as-converted to Common Stock basis), subject to proportional adjustments in the event of stock splits or combinations or similar events, and will have an exercise term of five years from the date of issuance. The warrants will be exercisable on a net exercise “cashless” basis.

Certain directors and officers of the Company are Purchasers under the Purchase Agreement and purchased shares of Common Stock and warrants at the Initial Closing, and have committed to purchase shares of non-voting convertible preferred stock and warrants to purchase Common Stock at the Milestone Closing, at the same price per share and warrant as the other Purchasers. The aggregate purchase prices of the securities purchased or to be purchased by the directors and officers who are Purchasers under the Purchase Agreement are as follows:

Name of Insider and Position With Company	Aggregate Purchase Price of Common Stock and Warrants Purchased at Initial Closing	Aggregate Purchase Price of Milestone Securities
Stelios Papadopoulos, Ph.D. Chairman of the Board	$446,295.85	$669,443.78

Joseph Hagan(1) President, Chief Executive Officer and Director	$39,998.77	$59,998.16

William H. Rastetter(1) Director	$111,931.25	$167,896.27

Pascale Witz Director	$35,704.15	$53,555.02

(1)	Securities purchased or to be purchased through an affiliated investment entity.

H.C. Wainwright & Co., LLC acted as the sole placement agent for the Private Placement and is entitled to receive a fee equal to 5.5% of the aggregate gross proceeds from the securities sold at the applicable closing, plus the reimbursement of certain expenses.

Under the terms of the Purchase Agreement, the Company has agreed to prepare and file, within 30 days after the Initial Closing and within 30 days after the Milestone Closing, if necessary, one or more registration statements with the Securities and Exchange Commission (the “SEC”) to register for resale the Common Stock issued under the Purchase Agreement, the shares of Common Stock issuable upon exercise of the warrants issued under the Purchase Agreement, and the shares of Common Stock issuable upon conversion of any non-voting convertible preferred stock issued pursuant to the Purchase Agreement (the “Registrable Securities”), and generally to cause the applicable registration statements to become effective within 90 days after the applicable closing under the Purchase Agreement. Certain cash penalties will apply to the Company in the event of registration failures, as described in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants that were made solely for the benefit of the parties to the Purchase Agreement. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction and not to provide investors with any other factual information regarding the Company. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing is only a summary of the terms of the Purchase Agreement and the warrants issued and to be issued under the Purchase Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Purchase Agreement, a copy of which is attached to this report as Exhibit 10.1, and (ii) the form of warrant issued or to be issued under the Purchase Agreement, a copy of which is attached to this report as Exhibit 4.2.

On May 6, 2019, the Company issued a press release announcing the Purchase Agreement and on May 7, 2019, the Company issued a press release announcing the completion of the Initial Closing. Copies of these press releases are attached to this report as Exhibits 99.1 and 99.3.

Amendment to Loan and Security Agreement

Concurrently with the Purchase Agreement, on May 3, 2019, the Company entered into an amendment to its Loan and Security Agreement (the “Eighth Amendment”) with Oxford Finance LLC, as the collateral agent and a lender (the “Lender”), dated June 17, 2016, as amended, pursuant to which the Lender lent the Company $20.0 million in a term loan (the “Term Loan”).

Pursuant to the terms of the Eighth Amendment and as a result of the completion of the Initial Closing, the Company’s required monthly payments to the Lender will be comprised of interest only from May 2019 through and including the payment to be made in April 2020, in exchange for an interest only period extension fee of $0.1 million. Additionally, under the Eighth

Amendment, the Term Loan maturity date was extended from June 2020 to May 2022, in exchange for a maturity date extension fee of $0.7 million. Pursuant to the Eighth Amendment, if an additional $20.0 million in capital is received by the Company on or before December 31, 2019 (the “Capital Event”), the Company’s required monthly payments to the Lender will be comprised of interest only through and including the payment to be made in April 2021.

Commencing in May 2020, or, if the Capital Event occurs, May 2021, and continuing on each successive payment date thereafter, the Company is required to make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to the Lender.

The Eighth Amendment also provides that the Company has increased the prepayment percentage for the funds that it is required to prepay under the Term Loan, in the event that the Company receives the $10.0 million first development milestone payment (the “Milestone Payment”) under the Second Amended and Restated Collaboration and License Agreement, dated February 5, 2014, with Sanofi, from 75% to 100% of the Milestone Payment (the “Sanofi Prepayment”). Under the Eighth Amendment, the Company is required to maintain cash in a collateral account controlled by the Lender (the “Minimum Cash Balance”) of $5.0 million if the Company has not yet paid the Sanofi Prepayment. Upon payment of the Sanofi Prepayment to the Lender, the Company will no longer be required to maintain the Minimum Cash Balance and the lien on the Company’s intellectual property will be released.

The foregoing is only a summary of the terms of the Eighth Amendment, does not purport to be complete and is qualified in its entirety by reference to the full text of the Eighth Amendment, a copy of which is attached to this report as Exhibit 10.2.

On May 6, 2019, the Company issued a press release announcing the Eighth Amendment. A copy of the press release is attached to this report as Exhibits 99. 2.

Item 2.02	Results of Operations and Financial Condition.

On May 9, 2019, the Company issued a press release announcing its financial results for the quarter ended March 31, 2019. A copy of the press release is attached to this report as Exhibit 99.4.

The information in this Item 2.02, including the attached Exhibit 99.3, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure regarding the securities sold and issued or to be sold and issued under the Purchase Agreement as set forth under Item 1.01 of this report is incorporated by reference under this Item 3.02.

The securities described above under Item 1.01 have not been registered under the Securities Act or any state securities laws. The Company relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof. Each of the Purchasers represented that it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2019, in connection with the Initial Closing, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Class A-1 Convertible Preferred Stock (the “Class A-1 Certificate of Designation”). The Class A-1 Certificate of Designation establishes and designates the Class A-1 convertible preferred stock, par value $0.001 per share, and the rights, preferences and privileges thereof.

Each share of Class A-1 convertible preferred stock is convertible into 10 shares of Common Stock, subject to proportional adjustment as provided in the Class A-1 Certificate of Designation. In the event of the Company’s liquidation, dissolution or winding up, holders of Class A-1 convertible preferred stock will participate pari passu with any distribution of proceeds to holders of Common Stock. Holders of Class A-1 convertible preferred stock are entitled to receive dividends on shares of Class A-1 convertible preferred stock equal (on an as converted to Common Stock basis) to and in the same form as dividends actually paid on the Common Stock. Shares of Class A-1 convertible preferred stock generally have no voting rights, except as required by law.

The foregoing is only a summary of the terms of the Class A-1 Certificate of Designation, does not purport to be complete and is qualified in its entirety by reference to the full text of the Class A-1 Certificate of Designation, a copy of which is attached to this report as Exhibit 3.1.

Item 8.01	Other Events.

As previously reported, on November 13, 2018 the Company received notice from the Nasdaq Stock Market that the Company’s stockholders’ equity as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 did not satisfy the Nasdaq Global Market continued listing requirement set forth in Nasdaq Stock Market Rule 5450(b)(1)(A) (the “Rule”). The staff of the Nasdaq Stock Market subsequently approved the transfer of the Common Stock to the Nasdaq Capital Market and granted the Company an extension until May 13, 2019 to satisfy the Nasdaq Capital Market’s minimum stockholders’ equity requirement of $2.5 million (the “Stockholders’ Equity Requirement”).

The Company received net proceeds of approximately $15.7 million from the sale of its securities at the Initial Closing, after deducting the placement agent’s fees and expenses. As of the date of this report, the Company believes it has regained compliance with the Stockholders’ Equity Requirement as a result of the receipt of the net proceeds from the Initial Closing.

The Nasdaq Stock Market will continue to monitor the Company’s ongoing compliance with the Stockholders’ Equity Requirement and, if at the time the Company files its Quarterly Report on Form 10-Q for the quarter ending June 30, 2019, the Company does not evidence compliance with the Stockholders’ Equity Requirement, the Common Stock may be subject to delisting from the Nasdaq Capital Market.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements associated with the timing, size and completion of the Milestone Closing. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and in the endeavor of building a business around such drugs, feedback from the U.S. Food and Drug Administration and market conditions. These and other risks concerning the Company’s financial position and programs are described in additional detail in the Company’s filings with the SEC. All forward-looking statements contained in this report speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designation of Preferences, Rights and Limitations of Class A-1 Convertible Preferred Stock.

4.1	Reference is made to Exhibit 3.1.

4.2	Form of Common Stock Purchase Warrant.

10.1	Securities Purchase Agreement, dated May 3, 2019, by and among the Company and the Purchasers.

10.2	Eighth Amendment to Loan and Security Agreement, dated May 3, 2019, by and between the Company and Oxford Finance LLC.

99.1	Press release, dated May 6, 2019.

99.2	Press release, dated May 6, 2019.

99.3	Press release, dated May 7, 2019.

99.4	Press release, dated May 9, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regulus Therapeutics Inc.

Date: May 9, 2019	By:	/s/ Joseph P. Hagan
Joseph P. Hagan
President and Chief Executive Officer